Exhibit 99.1

EXHIBIT 99.1 JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G/A and any further amendments thereto may be filed on behalf of each of the undersigned with respect to the common units held by each of them in Westlake Chemical Partners LP.

Dated: February 13, 2015	WPT LLC

	By:	/s/ ALBERT CHAO
	Name:	Albert Chao
	Title:	President of Westlake Chemical Investments,
Its manager

WESTLAKE POLYMERS LLC

	By:	/s/ ALBERT CHAO
	Name:	Albert Chao
	Title:	President of Westlake Chemical Investments,
Its manager

WESTLAKE CHEMICAL INVESTMENTS, INC.

	By:	/s/ ALBERT CHAO
	Name:	Albert Chao
	Title:	President

WESTLAKE OLEFINS CORPORATION

	By:	/s/ ALBERT CHAO
	Name:	Albert Chao
	Title:	President

WESTLAKE CHEMICAL CORPORATION

	By:	/s/ ALBERT CHAO
	Name:	Albert Chao
	Title:	President and CEO

[Signature Page—Schedule 13G Joint Filing Agreement]

20

TTWF LP

By: TTWFGP LLC, its general partner

By:	/s/ ALBERT CHAO
Name:	Albert Chao
Title:	Authorized Person

By:	/s/ JAMES CHAO
Name:	James Chao
Title:	Authorized Person

TTWFGP LLC

By:	/s/ ALBERT CHAO
Name:	Albert Chao
Title:	Authorized Person

By:	/s/ JAMES CHAO
Name:	James Chao
Title:	Authorized Person

By:	/s/ JAMES CHAO
James Chao

By:	/s/ DOROTHY C. JENKINS
Dorothy C. Jenkins

By:	/s/ ALBERT CHAO
Albert Chao

[Signature Page—Schedule 13G Joint Filing Agreement]

21